UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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BLUELINX HOLDINGS INC.

(Name of Registrant as Specified In Its Charter)

N/A

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BLUELINX HOLDINGS INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Our Stockholders:
      NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of Stockholders of BlueLinx Holdings Inc. (the “Company”) will be held at the Company’s headquarters at 4300 Wildwood Parkway, Atlanta, Georgia 30339 on Wednesday, May 11, 2005 at 2:00 p.m. Eastern Daylight Savings Time, for the following purposes:

1. to elect ten directors to hold office until the 2006 annual meeting of stockholders or until their successors are duly elected and qualified;

2. to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2005; and

3. to transact such other business as may properly come before the meeting and any adjournment or postponement thereof.
      Stockholders of record at the close of business on March 23, 2005 will be entitled to notice of and to vote at the meeting or any postponements or adjournments of the meeting.
      The board of directors unanimously recommends voting FOR the above proposals.
      Whether or not you expect to be present in person at the meeting, please sign and date the accompanying proxy and return it promptly in the enclosed postage paid reply envelope. This will assist us in preparing for the meeting.

By Order of the Board of Directors,

Barbara V. Tinsley
Secretary
April 11, 2005
Atlanta, Georgia

      The enclosed proxy is being solicited by the board of directors of BlueLinx Holdings Inc. (“BlueLinx,” “us,” “we,” “our,” or the “Company”) for the 2005 Annual Meeting of Stockholders or any postponement or adjournment of the meeting, for the purposes set forth in “Notice of Annual Meeting of Stockholders.”
      Copies of this proxy statement and the materials which accompany it were first available to the stockholders on or about April 11, 2005.
Attending the Annual Meeting
      The annual meeting will be held at our headquarters at 4300 Wildwood Parkway, Atlanta, Georgia 30339 on Wednesday, May 11, 2005 at 2:00 p.m. Eastern Daylight Savings Time. Holders of our common stock as of the close of business on March 23, 2005 will be entitled to attend and vote at the meeting.

i

BLUELINX HOLDINGS INC.
4300 Wildwood Parkway
Atlanta, Georgia 30339
770-953-7000
GENERAL INFORMATION
Why did I receive this proxy statement?
      This proxy statement is furnished in connection with the solicitation of proxies on behalf of our board of directors to be voted at the annual meeting of our stockholders to be held on May 11, 2005, and any adjournment thereof, for the purposes set forth in the accompanying “Notice of Annual Meeting of Stockholders.” The meeting will be held at our principal executive offices, 4300 Wildwood Parkway, Atlanta, Georgia 30339, on Wednesday, May 11, 2005 at 2:00 p.m. Eastern Daylight Saving Time. This proxy statement and accompanying form of proxy are being first sent or given to our stockholders on or about April 11, 2005. Our annual report on Form 10-K for the year ended January 1, 2005 accompanies this proxy statement.
Who is soliciting my vote?
      Our board of directors is soliciting your vote at the 2005 Annual Meeting of BlueLinx Stockholders.
Who is entitled to vote?
      Only our stockholders of record at the close of business on March 23, 2005, the “Record Date,” are entitled to receive notice of the meeting, attend the meeting and to vote the shares of our common stock that they held on that date at the meeting, or any adjournment thereof. Each outstanding share entitles you to cast one vote on each matter to be voted upon.
Who can attend the meeting?
      All stockholders of record as of the close of business on the Record Date, or their duly appointed proxies, may attend the meeting. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport.
      Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date. If you are a stockholder of record, your name will appear on our stockholder list.
What will I vote on?
      Two items:

•	the election of ten directors to our board; and

•	the ratification of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2005.
Will there be any other items of business on the agenda?
      We do not expect any other items of business at the meeting. Nonetheless, if there is an unforeseen need, your proxy will give discretionary authority to the persons named on the proxy to vote on any other matters that may be brought before the meeting. These persons will use their best judgment in voting your proxy.
Why are ten directors being elected?
      Our board has decided to increase the size of the board from nine to ten director seats, each member to be elected by our common stockholders. Our amended and restated bylaws require the election of all the directors at each annual meeting of stockholders.
What constitutes a quorum?
      The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding on the record date will constitute a quorum, permitting business to be conducted at the meeting. As of the record date, we had 30,185,000 shares of common stock outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

How do I vote?
      If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.
Can I change my vote after I return my proxy card?
      Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing either a notice of revocation or a duly executed proxy bearing a later date with our secretary, Barbara V. Tinsley, at our principal executive offices, 4300 Wildwood Parkway, Atlanta, Georgia 30339. The powers of the proxy holder(s) will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.
What are the recommendations of our board of directors?
      Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our board of directors. Our board recommends a vote FOR election of the nominated slate of directors and FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2005.
What vote is required to approve each item?

•	Election of Directors. A nominee will be elected as a director if he receives a plurality of the votes cast at the meeting. “Plurality” means that the nominees receiving the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. Broker non-votes and marking your proxy card to withhold authority for all or some nominees will not be counted either for or against a director nominee.

•	Ratification of Independent Registered Public Accounting Firm. The affirmative vote of the holders of a majority of the votes cast is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2005. Abstentions and broker non-votes will not be counted either for or against this proposal.
Are abstentions and broker non-votes part of the quorum?
      Abstentions, broker non-votes and votes withheld for director nominees or the ratification of our independent registered public accounting firm count as “shares present” at the meeting for purposes of determining a quorum.
What if I don’t vote for some or all of the matters listed on my proxy card?
      If you are a registered stockholder and you return a signed proxy card without indicating your vote for some or all of the matters, your shares will be voted as follows for any matter you did not vote on:

•	for the director nominees to the board listed on the proxy card; and

•	for the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2005.
How will proxies be solicited?
      Proxies will be solicited by mail. Proxies may also be solicited by our officers and regular employees personally or by telephone or facsimile, but such persons will not be specifically compensated for such services. Banks, brokers, nominees and other custodians and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses in forwarding soliciting material to their principals, the beneficial owners of our common stock. We will pay the expense of preparing, assembling, printing, mailing and soliciting proxies.
Is there electronic access to the proxy materials and annual report?
      Yes. This proxy statement and our annual report on Form 10-K are available on our web site, www.bluelinxco.com.
Who are our largest stockholders?
      Cerberus ABP Investor LLC, an affiliate of Cerberus Capital Management, L.P., or Cerberus, owns 18,100,000 shares of our common stock, representing approximately 60% of the outstanding shares of common stock of BlueLinx.

ITEMS OF BUSINESS TO BE ACTED ON AT THE MEETING
PROPOSAL 1:
ELECTION OF DIRECTORS
      Our board of directors currently consists of nine members. Eight of our current directors have been nominated for reelection and have consented to stand for reelection. One of our directors, Michael E. Rossi, is retiring from our board and will not stand for reelection. In addition, our board has determined to increase its size to ten members, effective at the meeting. Therefore, our board has nominated Mark A. Suwyn and Richard B. Marchese to be elected to fill those vacancies on our board.
      The terms of all of the members of our board of directors will expire at the next annual meeting after their election, or until their successors, if any, are elected and appointed. If you do not wish your shares of common stock to be voted for particular nominees, you may so indicate on the enclosed proxy card. If, for any reason, any of the nominees become unavailable for election, the individuals named in the enclosed proxy card may exercise their discretion to vote for any substitutes proposed by the board of directors. At this time, the board knows of no reason why any nominee might be unavailable to serve.
      Our board unanimously recommends a vote FOR each of the following nominees:

•	Joel A. Asen	•	Charles H. McElrea
•	Jeffrey J. Fenton	•	Alan H. Schumacher
•	Stephen E. Macadam	•	Mark A. Suwyn
•	Richard B. Marchese	•	Lenard B. Tessler
•	Steven F. Mayer	•	Robert G. Warden
      The names and biographical information about these nominees can be found under “Identification of Executive Officers and Directors” elsewhere in this proxy statement.
PROPOSAL 2:
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      The audit committee of our board of directors has selected Ernst & Young LLP to serve as our independent registered public accounting firm for fiscal year 2005. Ernst & Young LLP has served as our independent registered public accounting firm since our inception. While stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm is not required by our bylaws or otherwise, our board is submitting the selection of Ernst & Young LLP to our stockholders for ratification. If our stockholders fail to ratify the selection, the audit committee may, but is not required to, reconsider whether to retain that firm. Even if the selection is ratified, the audit committee, in its discretion, may direct the appointment of a different independent auditing firm at any time during the fiscal year if it determines that such a change would be in our best interests and that of our stockholders.
      Ernst & Young LLP has advised us that it has no direct, nor any material indirect, financial interest in us or any of our subsidiaries. We expect that representatives of Ernst & Young LLP will be present at the meeting to make any statement they may desire and to respond to appropriate questions from our stockholders.

Fees Paid To Independent Registered Public Accounting Firm
      The following table shows the aggregate fees for professional services rendered by Ernst & Young LLP for fiscal year 2004, our first fiscal year as an independent entity:

2004

Audit Fees(1)	$3,059,440
Audit-Related Fees(2)	$400,000
Tax Fees	—
All Other Fees	—

TOTAL	$3,459,440

(1)	Primarily includes fees related to audits of our consolidated financial statements, reviews of interim financial statements and disclosures in filings with the Securities and Exchange Commission, or the SEC, as well as comfort letters and consents in conjunction with our initial public offering.

(2)	Consists of fees related to a working capital audit performed in 2004.
Pre-Approval of Audit and Non-Audit Services
      The charter of the audit committee provides that the committee is responsible for the pre-approval of all material audit services and non-audit services to be performed for us by our independent registered public accounting firm. There were no non-audit related services performed by Ernst & Young LLP for us during the fiscal year ended January 1, 2005. To the extent required by applicable law, the fees paid to the independent registered public accounting firm described above for fiscal year 2004 were pre-approved by the audit committee. The audit committee may delegate to one or more of its members the authority to grant such pre-approvals. The decisions of any such member shall be presented to the full audit committee at each of its scheduled meetings.
      Our board unanimously recommends a vote FOR the ratification of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2005.
INFORMATION ABOUT THE BOARD OF DIRECTORS
      Our board of directors met four times during our 2004 fiscal year. Each incumbent director attended at least 75% of the total of all board and committee meetings he was entitled to attend during the 2004 fiscal year.
      Our board has reviewed the independence of each of its members and has determined that Messrs. Macadam and Schumacher are “independent,” as such term is defined under the current listing standards of the New York Stock Exchange, or NYSE. Our board also determined that Mr. Marchese, newly nominated to serve on our board, meets the independence criteria as well. As further described under “Controlled Company,” below, because we are a “controlled company,” we are exempt from the requirement that our board be comprised of a majority of independent directors. Six members of our current board are employees of, or advisors to, Cerberus Capital Management, L.P., or Cerberus, the indirect holder of a majority of the outstanding shares of our common stock. Mr. Suwyn, newly nominated to serve on our board, is also a senior member of Cerberus’ operations team and an advisor to Cerberus.
      Our business and affairs are managed by our board. To assist it in carrying out its responsibilities, our board has established the two standing committees described below, under “Committees of the Board of Directors.” The charter for each of these committees, as in effect from time to time, may be found on our web site, www.bluelinxco.com. Each of these committees has the right to retain its own legal counsel and other advisors.

Committees of the Board of Directors

The Audit Committee
      The purpose of the audit committee is to assist our board in fulfilling its responsibilities to oversee our financial reporting process, including to monitor the integrity of our financial statements and the independence and performance of our internal and external auditors. The audit committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm.
      The audit committee met three times in fiscal 2004. The audit committee currently consists of Messrs. Asen, Macadam and Schumacher. If elected at the meeting, Mr. Marchese will replace Mr. Asen as a member of the audit committee. Our board has determined that Messrs. Macadam, Schumacher and Marchese are each “independent,” as such term is defined under the rules of the SEC and the listing standards of the NYSE applicable to audit committee membership, and each meet the NYSE’s financial literacy requirements. Pursuant to its charter, the audit committee is comprised of at least three members appointed by our board. Our board has determined that Mr. Schumacher is an “audit committee financial expert,” as such term is defined under the rules of the SEC.
      The audit committee operates pursuant to a written charter that complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the related rules of the SEC, as well as the listing standards of the NYSE. A copy of the audit committee charter is attached to this proxy statement as Appendix A.
      The audit committee has adopted a procedure to receive allegations on any fraudulent accounting issues through a toll-free telephone number as set out in our code of conduct and ethics. See “Corporate Governance Guidelines and Code of Ethics,” below.

The Compensation Committee
      The compensation committee oversees the determination of all matters relating to employee compensation and benefits and is empowered to: (1) establish a compensation policy for executive officers, including setting base salaries and incentive compensation; (2) review compensation practices and trends; (3) make recommendations as to compensation levels for executive officers; (4) approve employment contracts; (5) administer our stock option and other incentive plans; and (6) undertake administration of other employee benefit plans. The compensation committee currently consists of Messrs. Fenton, Macadam and Rossi, and met one time during 2004. Mr. Rossi is not seeking reelection as a director. If Mr. Suwyn is elected as a director of the Company, it is expected that he will replace Mr. Rossi as a member of the compensation committee. As further described under “Controlled Company,” below, because we are a “controlled company,” we are exempt from the requirement that the compensation committee be comprised solely of independent directors. Messrs. Fenton, Rossi and Suwyn are senior advisors to Cerberus.
Controlled Company
      We are a “controlled company” for purposes of the NYSE listing requirements. Our basis for this determination is that Cerberus ABP Investor LLC, an affiliate of Cerberus, owns a majority of the outstanding shares of our common stock. Accordingly, we are exempt from the NYSE listing requirements that would otherwise mandate (1) a majority of independent directors on our board, (2) a nominating committee of our board, comprised solely of independent directors, to select or recommend nominees to our board, and (3) a compensation committee of our board, comprised solely of independent directors, to determine the compensation of our executive officers.
Nomination Process
      Because we are a controlled company, we do not have a standing nominating committee comprised solely of independent directors or any other committee performing similar functions. Such matters are considered at meetings of our full board. Due to the size of our board, we do not foresee an immediate need to establish a separate nominating committee or adopt a charter to govern the nomination process.
      Our board has generally used an informal process to identify and evaluate director candidates. Although we believe that identifying and nominating highly skilled and experienced director candidates is critical to our future, our board has not engaged, nor does it believe that it is necessary at this time to engage, any third party to assist it in identifying director candidates. Our board encourages all directors, independent or otherwise, to identify potential director nominees. As a result, our board believes that it is presented with a diverse and experienced group of candidates for discussion and consideration.
      During the evaluation process, our board seeks to identify director candidates with the highest personal and professional ethics, integrity and values. In the context of the needs of our board at any given point in time, our board will seek candidates with diverse experience in business, finance and other matters relevant to a company such as ours, prominence in their profession, concern for the interests of our stockholders and an understanding of our business. Additionally, our board requires that director nominees have sufficient time to devote to our business and affairs.
IDENTIFICATION OF EXECUTIVE OFFICERS AND DIRECTORS
      The following table contains the name, age and position with our company of each of our executive officers and directors, including nominees for director. Their respective backgrounds are described in the text following the table.

Name	Age	Position

Charles H. McElrea	54	Chief Executive Officer and Director (since 2004)
George R. Judd	44	President and Chief Operating Officer
David J. Morris	49	Chief Financial Officer and Treasurer
Barbara V. Tinsley	54	General Counsel and Secretary
Steven C. Hardin	50	Executive Vice President
Joel A. Asen	54	Director (since 2004)
Jeffrey J. Fenton	48	Chairman of the Board of Directors (since 2004)
Stephen E. Macadam	44	Director (since 2004)
Steven F. Mayer	45	Director (since 2004)
Michael E. Rossi	61	Director (since 2004; not seeking reelection)
Alan H. Schumacher	58	Director (since 2004)
Lenard B. Tessler	52	Director (since 2004)
Robert G. Warden	32	Director (since 2004)
Richard B. Marchese	63	Nominee for Director
Mark A. Suwyn	62	Nominee for Director
Executive Officers
      Charles H. (Chuck) McElrea has served as our chief executive officer and as a member of our board since May 2004. Prior to that time, Mr. McElrea worked at Georgia-Pacific for 26 years, most recently as president of the distribution division for four years and as vice president of finance, information technology and strategy of containerboard and packaging for one year. Mr. McElrea held several other senior management positions, including vice president of distribution division integrated business systems, vice president of packaging division business planning and logistics, vice president of pulp and paper logistics, vice president of purchasing and vice president of the bleached board division. He also held company positions in both manufacturing and finance/accounting. Mr. McElrea received a bachelor’s degree in business from California Polytechnic State University in 1977.

      George R. Judd has served as our president and chief operating officer since May 2004. Prior to that time, he worked for Georgia-Pacific in a variety of positions managing both inside and outside sales, national accounts and most recently as vice president of sales and Eastern operations since 2002. From 2000 until 2002, Mr. Judd worked as vice president of the North and Midwest regions of the distribution division. He served as vice president of the Southwest region from 1999 to 2000. Mr. Judd is past chair of the National Lumber & Building Material Dealers Association. He graduated from Western Connecticut State University in 1984 with a bachelor’s degree in marketing.
      David J. Morris has served as our chief financial officer and treasurer since May 2004. Prior to that time, Mr. Morris spent 14 years with Georgia-Pacific, most recently as vice president of finance for the distribution division since 1999. Prior to joining Georgia-Pacific, he was with Kimberly-Clark Corporation for seven years serving in analyst roles in cost, treasury, projects and finance, eventually serving as a financial manager. Mr. Morris received a bachelor’s of business administration in economics from Georgia State University in 1979 and a masters of business administration degree in accounting/finance from the University of Michigan in 1982.
      Barbara V. Tinsley has served as our general counsel and secretary since May 2004. Prior to that, Ms. Tinsley served as associate general counsel for Cendian Corporation since September 2002, and as assistant general counsel for Mitsubishi Electric and Electronics USA, Inc. from October 2000 until September 2002. From August 1998 until August 2000, Ms. Tinsley served as corporate compliance officer for The Home Depot. She was chief counsel to Georgia-Pacific’s Distribution Division from 1992 to 1998 and represented a number of other divisions of Georgia-Pacific from 1987 to 1992. Prior to that, Ms. Tinsley was an Assistant United States Attorney with the Department of Justice for five years. Ms. Tinsley received a bachelor of arts degree, magna cum laude, in 1971 from Emory University and a juris doctor degree, with distinction, from Emory in 1975.
      Steven C. Hardin has served as our executive vice president since May 2004. Prior to that time, Mr. Hardin spent 28 years in the building products distribution industry with Georgia-Pacific, working in many aspects of the business, including sales, operations and international business. Most recently, Mr. Hardin served as vice president sales and operations-West since June 1999. Mr. Hardin received a bachelor’s degree in finance from the University of Alabama and a masters of business administration degree in marketing from Georgia State University.
Nominees for Election as Director
      Joel A. Asen has served as a member of our board since May 2004. Mr. Asen has been a managing director of PLASE Capital Management, LLC, an affiliate of Apollo Advisors, L.P., since June 2003 and has served as the president of Asen Advisory since April 1992, which provides strategic and financial advisory services. He was managing director at Whitehead Sterling from 1991 to 1992, at Paine Webber, Inc. from 1990 to 1991 and at Drexel Burnham Lambert Incorporated from 1988 to 1990. From 1985 to 1988, he was a senior vice president at GAF Corporation. Prior to that time, Mr. Asen was a manager of business development at GE and manager of marketing and business development at GE Capital Corporation.
      Jeffrey J. Fenton has served as a member of our board since June 2004 and as chairman of our board since August 2004. Mr. Fenton currently serves as chief executive officer and principal of Devonshire Advisors LLC. Prior to that time, from 2000 to October 2002, Mr. Fenton served as the chief executive officer of Maxim Crane Works. Mr. Fenton served as the chief executive officer of GE Capital Modular Space and as an officer of GE Capital Corporation from 1998 to 1999. Mr. Fenton also serves as a senior member of Cerberus’ operations team and as an advisor to Cerberus.
      Stephen E. Macadam has served as a member of our board since June 2004. Mr. Macadam is the president and chief executive officer and has been a member of the management committee of Consolidated Container Company LLC since August 2001. He served previously with Georgia-Pacific where he held the position of executive vice president, pulp and paperboard from July 2000 until August 2001, and the position of senior vice president, containerboard and packaging from March 1998 until July

2000. Mr. Macadam held positions of increasing responsibility with McKinsey and Company, Inc. from 1988 until 1998, culminating in the role of principal in charge of McKinsey’s Charlotte, North Carolina operation. Mr. Macadam received a B.S. in mechanical engineering from the University of Kentucky, an M.S. in finance from Boston College and a masters of business administration from Harvard Business School, where he was a Baker Scholar.
      Richard B. Marchese, a nominee to our board, served as vice president finance, chief financial officer and treasurer of Georgia Gulf Corporation since 1989 before retiring at the end of 2003. Prior to 1989, Mr. Marchese served as the controller of Georgia Gulf Corporation, and prior to that he served as the controller of the Resin Division of Georgia-Pacific Corporation. Mr. Marchese is a member of the board of directors of Quality Distribution Inc. and a member of the board of managers of Quality Distribution LLC.
      Steven F. Mayer has served as a member of our board since May 2004. He is a managing director of Cerberus. Prior to joining Cerberus in 2002 and since 2001, Mr. Mayer was an executive managing director of Gores Technology Group. Prior to joining Gores, from 1996 to 2001, Mr. Mayer was a managing director of Libra Capital Partners, L.P. From 1994 until 1996, Mr. Mayer was a managing director of Aries Capital Group, LLC, a private equity investment firm that he co-founded. From 1992 until 1994, Mr. Mayer was a principal with Apollo Advisors, L.P. and Lion Advisors, L.P., affiliated private investment firms. Prior to that time, Mr. Mayer was an attorney with Sullivan & Cromwell. Mr. Mayer is a member of the boards of directors of Acterna Inc. (audit committee); Airway Industries, Inc.; MAI Systems Corporation (audit committee); Talecris Biotherapeutics Holdings Corp.; and Velocita Wireless Holding Corp. Mr. Mayer received his A.B., cum laude, from Princeton University and his juris doctor degree, magna cum laude, from Harvard Law School.
      Charles H. (Chuck) McElrea has served as our chief executive officer and as a member of our board since May 2004. As an executive officer of our Company, Mr. McElrea’s background is described above.
      Alan H. Schumacher has served as a member of our board since May 2004. He is a director of Anchor Glass Container Corporation and has been a director of that company since December 2002. He also is a member of the board of directors of Quality Distribution Inc. and a member of the board of managers of Quality Distribution LLC and has served on those boards since May 2004. Mr. Schumacher is a member of the Federal Accounting Standards Advisory Board and has served on that board since 2002. Mr. Schumacher has 23 years of experience working in various positions at American National Can Corporation and American National Can Group, where, from 1997 until his retirement in 2000, he served as executive vice president and chief financial officer and, from 1988 through 1996, he served as vice president, controller and chief accounting officer.
      Mark A. Suwyn, a nominee to our board, served as the chairman and chief executive officer of Louisiana-Pacific Corporation from 1996 to 2004. From 1992 to 1995, Mr. Suwyn served as Executive Vice President of International Paper Co. Previously, Mr. Suwyn served as senior vice president of E.I. du Pont de Nemours and Company. Mr. Suwyn currently sits on the boards of Unocal Corporation, United Rentals, Inc. and Ballard Power Systems Inc. Mr. Suwyn also serves as a senior member of Cerberus’ operations team and as an advisor to Cerberus.
      Lenard B. Tessler has served as a member of our board since March 2004. Mr. Tessler is a managing director of Cerberus, which he joined in May 2001. Prior to joining Cerberus, he was a founding partner of TGV Partners, a private investment partnership formed in April 1990. Mr. Tessler served as chairman of the board of Empire Kosher Poultry from 1994 to 1997, after serving as its president and chief executive officer from 1992 to 1994. Before founding TGV Partners, Mr. Tessler was a founding partner of Levine, Tessler, Leichtman & Co., a leveraged buyout firm formed in 1987. Mr. Tessler serves as a member of the board of directors of Anchor Glass Container Corporation, EXCO Resources and Teleglobe International Holdings Ltd.
      Robert G. Warden has served as a member of our board since May 2004. Mr. Warden is a senior vice president of Cerberus, which he joined in February 2003. Prior to joining Cerberus, Mr. Warden was a vice president at J.H. Whitney from May 2000 to February 2003, a principal at Cornerstone Equity Investors LLC from July 1998 to May 2000 and an associate at Donaldson, Lufkin & Jenrette from July 1995 to July 1998. Mr. Warden graduated with an AB from Brown University in 1995.
COMMUNICATIONS WITH STOCKHOLDERS
      Stockholders who wish to send communications, including recommendations for director nominees, to our board or any individual director may do so by writing to the Board of Directors, in care of our secretary, Barbara V. Tinsley, at our principal executive offices, 4300 Wildwood Parkway, Atlanta, Georgia 30339. Your letter should indicate that you are a stockholder. Depending on the subject matter, our secretary will, as appropriate:

•	forward the communication to the director to whom it is addressed or, in the case of communications addressed to the board of directors generally, to the chairman;

•	attempt to handle the inquiry directly where it is a request for information about us; or

•	not forward the communication if it is primarily commercial in nature or if it relates to an improper topic.
      Stockholder communications that are complaints or concerns relating to financial and accounting methods, internal accounting controls or auditing matters should be sent to the chairman of the audit committee, following the procedures set forth above. Director nominations will be reviewed for compliance with the requirements identified above and if they meet such requirements, will be promptly forwarded to the director or directors identified in the communication.
      All communications will be summarized for our board on a periodic basis and each letter will be made available to any director upon request.
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
      The following table sets forth, as of March 31, 2005 (unless otherwise indicated in the footnotes), certain information with respect to our common stock owned beneficially by (1) each director or director nominee, (2) each executive officer, (3) all executive officers and directors as a group, and (4) each person known by us to be a beneficial owner of more than 5% of our outstanding common stock. Unless otherwise noted, each of the persons listed has sole investment and voting power with respect to the shares of common stock included in the table. Beneficial ownership has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934. Pursuant to the Rules of the Securities and Exchange Commission, certain shares of our common stock that a beneficial owner has a right to acquire within

60 days pursuant to the exercise of stock options are deemed to be outstanding for the purpose of computing percentage ownership of such owner.

	Number of Shares	Percentage of Shares
Name of Beneficial Owner	Beneficially Owned	Outstanding

Stephen Feinberg(1)(2)	18,100,000	59.96%
Charles H. McElrea	700,000	2.32%
George R. Judd	500,000	1.66%
David J. Morris	200,000	*
Barbara V. Tinsley	0	0
Steven C. Hardin	300,000	*
Joel A. Asen(3)	10,000	*
Jeffrey J. Fenton(4)	200,000	*
Stephen E. Macadam(5)	10,000	*
Steven F. Mayer(6)	0	0
Michael Rossi	0	0
Alan H. Schumacher(7)	10,000	*
Lenard B. Tessler(2)	0	0
Robert G. Warden(2)	0	0
Mark A. Suwyn	0	0
Richard B. Marchese	0	0
Directors and executive officers as a group (15 persons)	1,930,000	6.35%

*	Less than one percent.

(1)	Cerberus ABP Investor LLC is the record holder of 18,100,000 shares of our common stock. Mr. Feinberg exercises sole voting and investment authority over all of our securities owned by Cerberus ABP Investor LLC. Thus, pursuant to Rule 13d-3 under the Exchange Act, Mr. Feinberg is deemed to beneficially own 18,100,000 shares of our common stock.

(2)	The address for Messrs. Feinberg, Tessler and Warden is c/o Cerberus Capital Management, L.P., 299 Park Avenue, New York, New York 10171.

(3)	Mr. Asen’s ownership includes options to purchase 10,000 shares of the Company’s common stock which are exercisable as of March 31, 2005, or that will become exercisable within 60 days of that date.

(4)	Mr. Fenton’s ownership includes options to purchase 200,000 shares of the Company’s common stock which are exercisable as of March 31, 2005, or that will become exercisable within 60 days of that date.

(5)	Mr. Macadam’s ownership includes options to purchase 10,000 shares of the Company’s common stock which are exercisable as of March 31, 2005, or that will become exercisable within 60 days of that date.

(6)	The address for Mr. Mayer is c/o Cerberus California, Inc., 11812 San Vicente Boulevard, Los Angeles, CA 90049.

(7)	Mr. Schumacher’s ownership includes options to purchase 10,000 shares of the Company’s common stock which are exercisable as of March 31, 2005, or that will become exercisable within 60 days of that date.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of our equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. Based solely on our review of the copies of such reports received by us with respect to transactions during our 2004 fiscal year, or written representations from certain reporting persons, we believe that our directors, executive officers and persons who own more than 10% of our equity securities have complied with all applicable filing requirements for our 2004 fiscal year.
EXECUTIVE COMPENSATION
Summary Compensation Table
      The following table sets forth the cash and non-cash compensation, for the fiscal years ended December 28, 2002, January 3, 2004 and January 1, 2005, awarded or earned by our chief executive officer and the four most highly compensated other executive officers during fiscal 2004. All salary and bonus compensation amounts in 2002 and 2003 are provided for informational purposes and reflect compensation paid while the individuals were employed by the distribution division of Georgia-Pacific Corporation, not by us. As detailed below, certain amounts included in fiscal year 2004 compensation were paid while the individuals were still employed by the Georgia-Pacific.

					Long-Term
					Compensation
					Awards
		Annual Compensation
					Securities
				Other Annual	Underlying	All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)	Compensation ($)	Options (#)	Compensation ($)(1)

Charles H. McElrea,	2004	315,000	370,000	—	—	—
Chief Executive Officer	2003	315,000	378,000	—	—	—
& Director(2)	2002	309,000	119,000	—	—	—
George R. Judd,	2004	233,999	231,000	—	—	—
President& Chief	2003	233,999	227,448	—	—	—
Operating Officer(3)	2002	225,000	89,400	—	—	—
David J. Morris,	2004	201,348	202,000	—	—	—
Chief Financial Officer	2003	201,348	154,648	—	—	—
& Treasurer(4)	2002	197,200	66,400	—	—	—
Barbara V. Tinsley,	2004	129,056	150,000	—	100,000	13,191
General Counsel &	2003	—	—	—	—	—
Secretary(5)	2002	—	—	—	—	—
Steven C. Hardin,	2004	219,606	178,000	—	—	—
Executive Vice	2003	219,606	191,294	—	—	—
President(6)	2002	215,300	89,400	—	—	—

(1)	Includes Company contributions to the employee’s 401(k) plan and defined benefit contribution plan. Ms. Tinsley was the only executive officer to receive any such compensation from the Company in 2004 because the other executive officers received the maximum allowable Company contributions while they were still employees of Georgia-Pacific Corporation.

(2)	Mr. McElrea’s salary in 2004 includes $121,154 received while still employed by Georgia-Pacific.

(3)	Mr. Judd’s salary in 2004 includes $90,000 received while still employed by Georgia-Pacific.

(4)	Mr. Morris’ salary in 2004 includes $77,441 received while still employed by Georgia-Pacific.

(5)	Ms. Tinsley was hired by the Company as our General Counsel and Secretary in May 2004. The amount in all other compensation consists of matching contributions made by the Company to Ms. Tinsley’s 401(k) account of $5,500 and contributions in the amount of $7,691 to Ms. Tinsley in connection with the Company’s defined contribution plan.

(6)	Mr. Hardin’s salary in 2004 includes $84,464 received while still employed by Georgia-Pacific.

None of the individuals listed above received perquisites or personal benefits during 2004 in excess of the lesser of $50,000 or 10% of his or her annual salary and bonus. The amount of such benefits to all executive officers as a group during 2004 was less than 10% of their aggregate annual salaries and bonuses.
Option Grants in Last Fiscal Year
      The table below sets forth information regarding all stock options granted in the 2004 fiscal year under our stock option plan to our executive officers named in the Summary Compensation Table above.

		% of Total
	Number of	Options
	Securities	Granted to			Potential Realized Value at Assumed
	Underlying	Employees			Annual Rates of Stock Price Appreciation(1)
	Options	in Fiscal	Exercise	Expiration
	Granted	Year	Price	Date	0%	5%	10%

Barbara V. Tinsley(2)	100,000	9.7%	$3.75	8/30/2014	$625,000	$1,254,000	$2,219,000

(1)	Based on fair market value of $10.00 per share of BlueLinx common stock on August 31, 2004 determined by an independent third party valuation of our common stock at such time. The dollar amounts under the columns labeled 5% and 10% are the result of calculations at the 5% and 10% rates of appreciation set by the SEC for presentation in proxy statements and therefore are not intended to forecast possible future appreciation, if any, of the price of our common stock.

(2)	Ms. Tinsley’s options vest as follows: 70% of the options vest in equal annual installments on the first, second and third anniversary of the date of grant. The remaining 30% of the options vest in equal amounts on December 31 following the first, second, third and fourth anniversary of the date of grant provided that certain performance targets to be established by the board or the compensation committee are attained by the Company.
Compensation of Directors
      Our directors who are neither employees of BlueLinx or employees or members of Cerberus’ operations team, referred to as our outside directors, receive an annual director’s fee of $50,000. In addition, each outside director receives a fee of $1,250 for each directors’ meeting attended. Outside directors also receive a fee of $20,000 for serving as chairperson of a committee or $10,000 for being a member of a committee. Directors who are employed by BlueLinx or Cerberus, or who are members of Cerberus’ operations team, do not receive additional consideration for serving as directors, except that all directors are entitled to reimbursement for travel and out-of-pocket expenses in connection with their attendance at board and committee meetings.
      On August 31, 2004, we granted each of our three outside directors at that time, Messrs. Asen, Macadam and Schumacher, options to purchase 10,000 shares of our common stock at an exercise price of $3.75 per share. Each of these options will vest on the date of the meeting. We also granted options to purchase 200,000 shares of our common stock at an exercise price of $3.75 per share to Jeffrey J. Fenton in consideration for his service as chairman of our board. Mr. Fenton’s options will also vest on the date of the meeting.
Employment Agreements and Change of Control Arrangements
      Messrs. McElrea, Judd, Morris, Hardin and Ms. Tinsley have entered into severance agreements with our operating company. These agreements provide these individuals with payments and benefits following a termination by us without “cause” or by the employee with “good reason,” in each case, as these terms are defined in the severance agreements, in addition to the amounts that the employee has accrued to the date of termination of employment.

      Upon a termination by our operating company without cause or by the employee with good reason, the employee will be entitled to receive the following payments and benefits, provided the employee signs a valid release of employment related claims:

•	payment of two times the employee’s annual base salary (one time annual base salary for Ms. Tinsley), payable over 24 months (12 months in the case of Ms. Tinsley) from the date of termination;

•	payment of two times the bonus amount received by the employee immediately prior to the date of termination (such amount would be $180,000 for Ms. Tinsley), payable over 24 months from the date of termination (payable over 12 months in the case of Ms. Tinsley);

•	a lump sum payment of contributions we would have made to the 401(k) plan for two years (one year for Ms. Tinsley) assuming the employee contributed 6% of pay to such plan;

•	continued health and welfare benefits for two years (one year for Ms. Tinsley) at the cost of such benefits in effect immediately prior to the date of termination;

•	retiree health benefits if the employee is at least age 55 and has 10 years of service (including the period that the employee received continued benefits as described above) no less favorable than as provided to our retirees immediately prior to the date of termination, provided that the employee pays the full cost of all applicable premiums without any subsidy from us; and

•	outplacement services in an amount of up to $25,000.
      The severance agreements also provide that the employee shall not compete with our operating company in the building products distribution business in the United States or Canada for a period of 18 months after termination of employment (12 months for Ms. Tinsley). In addition, the severance agreements provide that the employee shall not solicit employees, customers or vendors of our operating company for a period of 18 months after termination of employment (12 months for Ms. Tinsley).
Compensation Committee Interlocks and Insider Participation in Compensation Decisions
      There are no compensation committee interlocks (i.e., none of our executive officers serves as a member of the board of directors or the compensation committee of another entity which has an executive officer serving on our board or the compensation committee of our board).
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
      As BlueLinx’ compensation committee (the “Compensation Committee”), our primary goal is to establish a compensation program that serves the long-term interests of the Company and its stockholders. The Company seeks to attract and retain top quality executives with the qualifications necessary for the long-term financial success of the Company by providing a competitive, performance-based compensation program. The principal components of this program consist of base salaries, annual incentive plan compensation and stock-based incentive awards. The specific components of the program are as follows:
      Base Salaries. The base salaries of management, including the chief executive officer, were largely established while the individuals were employees of Georgia-Pacific Corporation, or Georgia-Pacific. The Compensation Committee has directed the Company to engage a third party provider to perform a benchmark study of the Company’s current compensation structure including the base salaries of its executive officers. The Compensation Committee intends for the base salaries of the Company’s executives to be established at levels that are competitive in the marketplace. The Compensation Committee has asked that the benchmarking study examine competitive pay practices of comparable industries and other distribution companies to ensure that pay opportunities for the Company’s management are generally competitive. The base salary of our chief executive officer during 2004 was established at $315,000 per year while he was still employed by Georgia-Pacific. The Compensation Committee along with Company’s management elected to wait for the completion of the compensation benchmarking study before authorizing any adjustments to executives’ base salaries established at Georgia-Pacific.
      Employee Incentive Plan. The Company’s short term incentive plan is designed to compensate certain of the Company’s salaried employees, including the executive officers, for performance with respect to stated goals consistent with the Company’s planned business objectives. Participants are compensated based on the achievement of Company financial performance targets and/or such other goals as established by management and approved by the Compensation Committee. Eligible participants are designated at the beginning of each year by management. All proposed awards to members of management are approved by the Compensation Committee. Payments in the aggregate amount of $1,131,000 were made in 2005 for the 2004 fiscal year to Messrs. McElrea, Judd, Morris, Hardin and Ms. Tinsley. All such payments were approved by the Compensation Committee and were awarded based on the Company’s achievement of certain financial performance goals for fiscal 2004 that were established as part of Georgia-Pacific.
      Stock-based Incentive Awards. The purpose of the Company’s 2004 Equity Incentive Plan is to motivate and retain certain individuals who are responsible for the attainment of the primary long-term performance goals of the Company. The Company elected to grant options to purchase 100,000 shares of the Company’s common stock, subject to time and performance based vesting criteria, to Barbara V. Tinsley in connection with her service as general counsel and secretary of the Company. The Compensation Committee approved the terms of the grant. The Company elected not to award stock options to the other members of executive management due to the fact that such persons already had an equity interest in the Company. Stock options were also awarded to the Company’s chairman of the board of directors, the independent directors and employees selected by management to participate in the 2004 Equity Incentive Plan.
      Summary. We believe the design of the Company’s compensation plans and their relative mix successfully motivates the Company’s officers and executives. All aspects of compensation are performance driven and align both the short-term and long-term interests of the Company’s employees and stockholders. The Compensation Committee believes that the Company’s plans are effective, create significant value and reflect an appropriate mix to help drive the Company’s success.

Submitted by:

The Compensation Committee of the
Board of Directors:

Stephen Macadam, Chairman
Jeffrey Fenton
Michael Rossi
Performance of Common Stock
      Our common stock, which was offered to the public at $13.50 per share under our initial public offering, began trading on the NYSE on December 14, 2004. The high and low sales prices from December 14, 2004 until the end of our 2004 fiscal year on January 1, 2005 were $14.70 and $13.00 respectively. Pursuant to SEC guidance, we are not including a common stock price performance graph in this proxy statement because our common stock traded for fewer than 30 days in fiscal 2004. We will present a common stock price performance graph in our proxy statement to be furnished in connection with our 2006 Annual Meeting of Shareholders.

AUDIT COMMITTEE REPORT
      The role of the Audit Committee is to assist the board of directors in its oversight of the integrity of the Company’s financial reporting process and compliance with legal and regulatory requirements. The audit committee reviews the Company’s financial reporting process on behalf of the board of directors. The Company’s management is responsible for the preparation, presentation, and integrity of the Company’s financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures and establishing and maintaining internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America.
      The Audit Committee met with management periodically during the year to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting. The Audit Committee discussed these matters with the Company’s independent registered public accounting firm and with the appropriate financial personnel. The Audit Committee also met privately with the independent registered public accounting firm which has unrestricted access to the Audit Committee. The Audit Committee of the Board of Directors has reviewed and discussed the Company’s audited financial statements as of and for the year ended January 1, 2005 with management and the Company’s independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed under auditing standards generally accepted in the United States, including those matters set forth in Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The independent registered public accounting firm has provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and the Audit Committee has also discussed with the independent registered public accounting firm its independence. The Audit Committee has concluded that the independent registered public accounting firm is independent from the Company and its management.
      Based on the reports and discussions described above, the audit committee has recommended to the Board of Directors that the Company’s audited financial statements be included in its annual report on Form 10-K for the year ended January 1, 2005 for filing with the Securities and Exchange Commission.

Submitted by:

The Audit Committee of the
Board of Directors:

Alan Schumacher, Chairman
Joel Asen
Stephen Macadam
      The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Equity Issuances

Preferred Stock Issuances
      We sold 95,000 shares of series A convertible preferred stock to Cerberus ABP Investor LLC for an aggregate purchase price of $95.0 million on May 7, 2004. During fiscal year 2004, we paid dividends of $5.2 million and redeemed all of the outstanding shares of the preferred stock. We redeemed all $95 million of our issued and outstanding series A preferred stock during fiscal 2004.

Common Stock Issuances
      We sold shares of our common stock in private placements to Cerberus ABP Investor LLC and certain of our executive officers as follows:
      On March 10, 2004, we sold 100 shares to Cerberus ABP Investor LLC for an aggregate purchase price of $1,000. On May 7, 2004, we sold the following:

•	18,099,900 shares to Cerberus ABP Investor LLC for an aggregate purchase price of $4,524,975;

•	700,000 shares to Charles H. McElrea for an aggregate purchase price of $175,000;

•	500,000 shares to George R. Judd for an aggregate purchase price of $125,000;

•	300,000 shares to Steven C. Hardin for an aggregate purchase price of $75,000; and

•	200,000 shares to David J. Morris for an aggregate purchase price of $50,000.
      We believe that the terms of each of the foregoing equity issuances were at least as fair to us as the terms that we would have expected to negotiate with third parties under similar circumstances.
Registration Rights Agreement
      On May 7, 2004, we entered into a registration rights agreement with Cerberus and certain of our executive officers, including Charles H. McElrea, George R. Judd, David J. Morris and Steven C. Hardin. Certain provisions of the registration rights agreement are summarized below.

Demand Registration Rights
      Cerberus has demand registration rights, but subject to certain requirements pursuant to the registration rights agreement, we are not required to pay registration expenses for more than four demand registrations. In addition, if, at a time when we are eligible to do so, Cerberus requests that we file a registration statement on Form S-3 for a public offering of all or any portion of its registrable securities, we are required to use our reasonable best efforts to register for public sale the registrable securities specified in such request. These requests are not subject to the four-registration limit applicable to demand registrations. Cerberus may also, when we are eligible to do so, require us to maintain a shelf registration continuously effective.

Incidental Registration Rights
      If we propose to register any of our securities under the Securities Act (other than in a registration on Form S-4 or S-8 and other than pursuant to the preceding paragraph), we must notify all stockholder parties to the registration rights agreement of our intention and upon the request of any such parties, subject to certain restrictions, effect the registration of all securities requested by such parties to be so registered.
      Pursuant to the registration rights agreement, we will pay all registration expenses and indemnify each stockholder party holding registrable securities with respect to each registration which has been effected.

      We believe that the terms of the registration rights agreement were at least as fair to us as the terms we would have expected to negotiate with third parties under similar circumstances.
Term Loan
      On May 7, 2004, our operating company entered into a $100 million term loan with Goldman Sachs Credit Partners L.P., as sole lead arranger, sole bookrunner, sole syndication agent, administrative agent and collateral agent, and various financial institutions from time to time as lenders. Cerberus acquired $69 million in aggregate principal amount of the term loan and Aozora, an affiliate of Cerberus, acquired $25 million in aggregate principal amount of the term loan. We used a portion of the proceeds from our initial public offering and borrowings under our revolving credit facility to repay in full the principal and interest owed under the term loan, including the portion held by Cerberus and its affiliate. We made interest payments of $6.4 million under the term loan, including the portion due to Aozora.
Old Mortgage
      Pursuant to the terms of our old mortgage, entered into on May 7, 2004, ABPMC, an affiliate of Cerberus, loaned us $100 million. This loan, which bore interest at 10% per annum and matured on December 15, 2010, was secured by mortgages encumbering all of our wholly owned warehouse facilities and was guaranteed by certain of our subsidiaries. We believe that the terms of the old mortgage were at least as fair to us as the terms that we would have expected to negotiate with third parties under similar circumstances.
      On October 27, 2004, we repaid our old mortgage in full with a portion of the proceeds from our new mortgage loan. During our 2004 fiscal year, we made interest payments of $4.8 million in connection with the old mortgage.
Management Lock-up Agreements
      Each of our executive officers who own shares of our common stock has entered into a two-year lock-up agreement, subject to certain limited exceptions, with us covering the shares of common stock beneficially owned by him or her on the date of our initial public offering. If Cerberus ABP Investor LLC or any successor entity sells a percentage of its shares of our common stock, our executive officers who own shares will be entitled to sell the same percentage of their shares as are sold by Cerberus ABP Investor LLC or its successor.
      The management lock-up agreements were negotiated on an arms’ length basis between us and our executive officers.
Non-Independent Directors
      Seven of the current members of our board do not meet the independence standards promulgated under the listing standards of the NYSE. Six of the current members of our board are either employees of or advisors to Cerberus. Messrs. Tessler, Mayer and Warden are employed by Cerberus and Messrs. Fenton and Rossi each serves as a senior member of Cerberus’ operations team and as an advisor to Cerberus. Mr. Asen also serves as an advisor to Cerberus. Additionally, Mr. Suwyn, a director nominee, serves as a senior member of Cerberus’ operations team and as an advisor to Cerberus.
      Mr. Suwyn, a nominee to our board of directors, served as chairman and chief executive officer of Louisiana-Pacific Corporation, or Louisiana-Pacific, until his retirement on October 31, 2004. We purchased approximately $114 million of products from Louisiana-Pacific in the ordinary course of our business during the 2004 fiscal year. All such purchases were made on an arms’-length basis.

Human Resources and Services

Temporary Staffing Provider
      We use Tandem Staffing Solutions, or Tandem, an affiliate of Cerberus, as the temporary staffing company for our principal executive offices. These expenses totaled $1.6 million for the 2004 fiscal year. As of January 1, 2005, we had accounts payable in the amount of $136,000 to Tandem.

Overhead Expense Reimbursement
      As of January 1, 2005, we had accounts payable in the amount of $27,000 to Cerberus related to reimbursements for various overhead expenses directly related to our business and arising in connection with the transition of our business from ownership by Georgia-Pacific. These expenses totaled $183,000 for the 2004 fiscal year.

Real Estate Surveys and IT Consulting
      We use ATC Associates Inc. and SBI Group, Cerberus affiliates, for real estate surveys and IT consulting. These expenses totaled $568,000 for the 2004 fiscal year.

Information Systems
      We purchased software licenses and a three year maintenance agreement from SSA Global, a Cerberus affiliate. These payments were directly related to the transfer of our existing financial software from Georgia-Pacific. The aggregate payments to SSA Global totaled $1.3 million.
CORPORATE GOVERNANCE GUIDELINES AND CODE OF ETHICS
      Our corporate governance guidelines, as in effect from time-to-time, may be found on our web site, www.bluelinxco.com. Our board intends to review its corporate governance principles, committee charters and other aspects of governance annually or more often if necessary to remain current in all aspects of corporate governance.
      Our board has adopted a policy to self-evaluate its performance and that of each of its committees on an annual basis.
      Our code of conduct and ethics, applicable to all employees as well as members of our board, as in effect from time to time, may be found on our web site, www.bluelinxco.com. Members of our board are required to certify compliance with our code of conduct and ethics. Any amendment to or waiver of our code of conduct and ethics for any board member, our chief executive officer, our chief financial officer as well as any other executive officer will be disclosed on our web site, www.bluelinxco.com.
      Our code of conduct and ethics provides a procedure by which employees and others may directly or anonymously, through a secure toll free phone number, inform our management and/or the audit committee of any alleged violation of our code of conduct and ethics, including any allegations of accounting fraud. Reporting employees are protected from retaliation and any other form of adverse action.
SUBMISSION OF STOCKHOLDER PROPOSALS
      We currently expect to hold our 2006 annual meeting of stockholders in May 2006. There are two different deadlines for submitting stockholder proposals for the 2006 meeting. First, if you wish to have a proposal considered for inclusion in next year’s proxy statement, you must submit the proposal in writing so that we receive it by December 12, 2005, the date that is 120 days prior to the anniversary of the date this proxy statement is first being sent to our stockholders. Proposals should be addressed to our secretary, Barbara V. Tinsley, at our principal executive offices, 4300 Wildwood Parkway, Atlanta, Georgia 30339. If you submit a proposal, it must comply with applicable laws, including Rule 14a-8 of the Securities Exchange Act of 1934.

      In addition, our bylaws provide that any stockholder wishing to nominate a candidate for director or to propose any other business at the 2006 annual meeting must give us timely written notice. This notice must comply with applicable laws and our bylaws. Copies of our bylaws are available to stockholders free of charge on request to our secretary, Barbara V. Tinsley, at our principal executive offices, 4300 Wildwood Parkway, Atlanta, Georgia 30339. To be timely, notice shall be delivered to our secretary before February 10, 2006 (the date that is 90 days before the anniversary of the 2005 annual meeting), and no earlier than January 11, 2006 (the date that is 120 days before the first anniversary of the 2005 annual meeting); provided, that, in the event the date of the 2006 annual meeting is more than 30 days before or more than 70 days after the anniversary date of the 2005 annual meeting, notice by the stockholder must be delivered no earlier than 120 days before the 2006 annual meeting and no later than the later of 90 days before the 2006 annual meeting or 10 days following the day on which we make public announcement of the date of such meeting. The public announcement of an adjournment or postponement of an annual meeting of stockholders shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

Appendix A
AMENDED AND RESTATED
AUDIT COMMITTEE CHARTER
OF
BLUELINX HOLDINGS INC.
Adoption of Charter
      The Board of Directors (the “Board”) of BlueLinx Holdings Inc. (the “Company”) has adopted this Charter (the “Charter”) of the Audit Committee (the “Committee”) of the Board.
Purpose of the Committee
      The Committee will assist the Board in fulfilling the Board’s oversight and monitoring of (1) the Company’s financial statements and other financial information provided by the Company to its shareholders, and other relevant parties, (2) the integrity of the Company’s financial statements, (3) the Company’s compliance with legal and regulatory requirements, (4) the independent auditor’s qualifications and independence, (5) the Company’s systems of internal controls, including the performance of the Company’s internal audit function and independent auditors, and (6) such other matters as may from time to time be specifically delegated to the Committee by the Board. In addition, the Company will prepare annual audit committee reports as required by the corporate governance standards of the New York Stock Exchange (the “NYSE”) and by the rules and regulations of the Securities and Exchange Commission (the “Commission”) for inclusion in the Company’s annual proxy materials.
      While the Committee has the powers and responsibilities set forth in this Charter, it is not the responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in compliance with generally accepted accounting principles and applicable rules and regulations, which are the responsibilities of management and the independent auditor.
Composition of the Committee
      Appointment; Requirements. The Board will appoint the members of the Committee, and the members will serve at the discretion of the Board. The Board will, or will delegate to the members of the Committee the responsibility to, appoint a Chairman of the Committee. The Committee will consist of at least three members. Upon the Company’s filing a registration statement with the Commission, the members of the Committee shall meet the independence and experience requirements of (1) Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Commission and (2) the NYSE. No member of the Committee may be an officer or employee of the Company or any of its subsidiaries or an immediate family member of such officer or employee, and each member of the Committee must be, in the opinion of the Board, free of any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities as a Committee member.
      Each member of the Committee must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement. To the extent practicable, at least one member of the Committee will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background.
      Committee members shall not simultaneously serve on the audit committees of more than two other publicly traded companies without the consent of the Board of Directors.

Authority and Responsibilities of the Committee
      The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Committee.
      The Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Committee prior to the completion of the audit. The Committee may form and delegate authority to subcommittees consisting of one or more members where appropriate, including authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Committee at its next scheduled meeting.

(1)	Appointment of Independent Auditor: The Committee shall have sole authority to appoint or replace the independent auditor (subject, in each case, to shareholder ratification).

(2)	Review the Company’s Relationship with the Independent Auditors: The Committee shall:

(a) Review and evaluate the lead partner of the independent auditor team.

(b) Obtain and review a report from the independent auditor at least annually regarding (i) the independent auditor’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (iii) any steps taken to deal with any such issues, and (iv) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and internal auditors. The Committee shall present its conclusions with respect to the independent auditor to the Board.

(c) Ensure the rotation at least every five (5) years of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

(d) Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

(e) Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in an audit of the Company.

(f) Discuss with the national office of the independent auditor issues on which they were consulted by the Company’s audit team and matters of audit quality and consistency.

(g) Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

(h) Review the experience and qualifications of the senior member of the Independent Auditor’s team.

(3)	Financial Statement and Disclosure Matters: The Committee shall:

(a) Review and discuss with management and the independent auditor, the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

(b) Review and discuss with management and the independent auditor, the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

(c) Discuss with management and the independent auditor the completeness and accuracy of the Company’s financial statements as well as significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

(d) Review and discuss quarterly reports from the independent auditors on:

(i) All critical accounting policies and practices to be used.

(ii) All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

(iii) Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted immaterial differences.

(e) Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

(f) Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

(g) Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

(h) Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

(i) Review disclosures made to the Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

(4)	Review Audit Results: Review with the independent auditor the report of its annual audit, or proposed report of its annual audit, the accompanying management letter, if any, the reports of their reviews of the Company’s interim financial statements conducted in accordance with Statement on Auditing Standards No. 71, and the reports of the results of such other examinations outside of the course of the independent auditors’ normal audit procedures that the independent auditors may from time to time undertake.

(5)	Review the Company’s Internal Audit Function:

The Committee shall:

(a) Review the appointment and replacement of the senior internal auditing executive.

(b) Review significant reports to management prepared by the internal auditing department and management’s responses.

(c) Discuss with the independent auditor and management (including the Company’s General Counsel and members of their respective staffs), the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

(6)	Compliance Oversight Responsibilities: The Committee shall:

(a) Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act, which addresses required responses to audit discoveries of illegal acts, has not been violated.

(b) Obtain reports from management, the Company’s senior internal auditing executive and the independent auditor that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations.

(c) Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

(d) Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

(e) Discuss with the Company’s General Counsel or lead outside legal counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.
      (7)     Consultation with Compensation Committee: The Committee will consult and coordinate its efforts with the Company’s Compensation Committee, when appropriate and necessary.
      (8)     Risk Assessment and Risk Management: The Committee will, or will appoint and delegate to a separate committee the responsibility to, review environmental, health and safety issues to ensure the Company is carrying out its obligations in such regard. The Committee will discuss policies with respect to risk assessment and risk management with Company management and the independent auditors and review the Company’s plans and processes to monitor, control and minimize any exposure and risks. If the Committee appoints a separate committee, pursuant to this paragraph, such committee will report to the Committee periodically as is necessary and appropriate.
      (9)     Review Other Matters: The Committee shall review such other matters in relation to the accounting, auditing and financial reporting practices and procedures of the Company as the Committee may, in its own discretion, deem desirable in connection with the review functions described above.
      (10)     Board Reports: The Committee shall regularly report its activities to the Board.
Meetings of the Committee
      The Chairman of the Committee will, in consultation with the other members of the Committee, the Company’s independent auditor and the appropriate officers of the Company, be responsible for calling meetings of the Committee, establishing agenda therefor and supervising the conduct thereof. The Committee shall meet at least quarterly, or more frequently as it may determine necessary. The Committee may request any officer or employee of the Company or the Company’s outside legal counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Committee shall meet periodically with management, the internal auditors and the independent auditor in separate private sessions. Minutes of each meeting of the Audit Committee will be kept.
Consultants
      The Committee may retain, at such times and on such terms as the Committee determines in its sole discretion and at the Company’s expense, special legal, accounting or other consultants to advise and assist it in complying with its responsibilities as set forth herein. The Company shall provide for appropriate funding, as determined by the Committee, for payment of (1) compensation to the independent auditor for the purpose of rendering or issuing an audit report, (2) compensation to any advisors employed by the Committee and (3) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.
Annual Report
      The Committee will prepare, with the assistance of management, the independent auditors and outside legal counsel, a report for inclusion in the Company’s proxy or information statement relating to the annual meeting of security holders at which directors are to be elected that complies with the requirements of the federal securities laws.
Annual Review of Charter and the Committee
      The Committee will review and reassess, with the assistance of management, the independent auditors and outside legal counsel, the adequacy of the Charter at least annually and report to the Board the results of such review and reassessment. The Board of Directors shall annually review the performance of the Committee.

FORM OF PROXY CARD

BLUELINX HOLDINGS INC.

This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned appoints Barbara V. Tinsley and David J. Morris, and each of them, as proxies, each with the power to appoint his or her substitute, and authorizes each of them to represent and vote, as designated below, all of the shares of stock of BlueLinx Holdings Inc. held of record by the undersigned on March 23, 2005, at the Annual Meeting of Stockholders of BlueLinx Holdings Inc. to be held on May 11, 2005, and at any and all adjournments or postponements thereof. The board of directors unanimously recommends a vote in favor of Proposal 1 and Proposal 2.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposal 1 and Proposal 2.

(Continued and to be dated and signed on reverse side)

BLUELINX HOLDINGS INC. 2005 ANNUAL MEETING

1.	Proposal to elect ten directors to hold office until the 2006 annual meeting of stockholders or until their successors are duly elected and qualified.

· Joel A. Asen	· Charles H. McElrea
· Jeffrey J. Fenton	· Alan H. Schumacher
· Stephen E. Macadam	· Mark A. Suwyn
· Richard B. Marchese	· Lenard B. Tessler
· Steven F. Mayer	· Robert G. Warden

☐ FOR the nominees listed above.	☐ WITHHOLD AUTHORITY to vote for the nominee(s) listed below:

2.	Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2005.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

Dated:
, 2005

Signature(s) in box
Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing in a fiduciary or representative capacity, give full title as such.